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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 15, 2002, which appears on page F-2 of the 2001 Annual Report on Form 10KSB/A of U.S. West Homes Inc. formerly known as Senior Care Industries, Inc., which includes the consolidated financial statements for the years ended December 31, 2001, as restated, and December 31, 2000, as restated.

/S/ MCKENNON WILSON & MORGAN LLP

Irvine, California
February 12, 2003